Minutes for Special Board Meeting
GARB OIL & POWER CORPORATION
on Friday July 15, 2011 at 10.00 am MST
Via Skype Conference call

Directors:	Present / Absent
Igor Plahuta	Present
John Rossi	Present
Alan Fleming	Present

Meeting opened at 10:01 am Friday July 15, 2011 (MST).

John Rossi informed the board of the "Written consent to action from shareholders letter" endorsed July 15, 2011. (Annex A)

And that the new Board will convene at the earliest to nominate a new Chairman and President.

Item 1:
Nomination of a Chairman.

Resolution / Action
#Q3-2011-012
Alan Fleming motions that John Rossi takes the position of Chairman.
Igor Plahuta seconded the motion.
The motion is then voted, carried and approved by Igor Plahuta and Alan Fleming.

____
Igor Plahuta - Director

____
Alan Fleming - Director

Item 2:
Nomination of a President.

Resolution / Action
#Q3-2011-013
Alan Fleming motions that John Rossi takes the position of President.
Igor Plahuta seconded the motion.
The motion is then voted, carried and approved by Igor Plahuta and Alan Fleming.

____
Igor Plahuta - Director

____
Alan Fleming - Director

Resolution / Action:
Q3-2011-008
John Rossi having no further business to discuss motions to close the meeting.
Igor Plahuta seconded the motion.
The motion is then voted, carried and approved by John Rossi, Igor Plahuta and Alan Fleming.

The meeting is closed at 10:30 am Friday July 15, 2011 (MST).

________________________ **Igor Plahuta - Director**

________________________ **Alan Fleming - Director**

Appendix A The "Written consent to action from shareholders letter"

Resolution of Shareholders of Garb Oil & Power Corporation from Written consent to action from shareholders letter signed and endorsed July 15, 2011

The following written consent to action from shareholders letter is endorsed by John Rossi, Igor Plahuta and Alan Fleming, which combined detain the majority of all issued and outstanding shares of Garb Oil and Power Corporation as per company ByLaws Article 2, section 2.12.

The written consent to action from shareholders retires, effective immediately, the current Board of Directors made up of the following directors:
John Rossi
Igor Plahuta
Alan Fleming
John Wright
and nominates, effective immediately, a new Board of Directors made up of the following directors:
John Rossi
Igor Plahuta
Alan Fleming
The new Board will convene at the earliest to nominate a new Chairman and President.

JOHN ROSSI	IGOR PLAHUTA	ALAN FLEMING